                                                                      EXHIBIT 11


    STATEMENT OF DETERMINATION OF COMMON SHARES AND COMMON SHARE EQUIVALENTS
    ------------------------------------------------------------------------

                                        Average No. of Common Shares           Average No. of Common Shares
                                     & Common Share Equivalents Assumed         & Common Share Equivalents
                                             to be Outstanding                  Assumed to be  Outstanding
                                       During the Three Months Ended:         During the Nine Months Ended:
                                     ---------------------------------      ---------------------------------
                                      November 29,        November 30,       November 29,        November 30,
                                         1997              1996 (c)             1997               1996 (c)
                                     --------------     --------------      --------------     --------------
Weighted average number of
 common shares outstanding (a)           27,865,701         27,344,264          27,844,744         27,281,696
                                     --------------     --------------      --------------     --------------
Common share equivalents
 resulting from the assumed
 exercise of stock options (b)              679,378            709,230             653,791            628,568
                                     --------------     --------------      --------------     --------------
Total primary common shares
 and common share equivalents            28,545,079         28,053,494          28,498,535         27,910,264
                                     ==============     ==============      ==============     ==============


(a) Beginning balance of common stock adjusted for changes in amount outstanding, weighted by the elapsed portion of the period during which the shares were outstanding.

(b) Common share equivalents computed by the "treasury" method. Share amounts represent the dilutive effect of outstanding stock options which have an option value below the average market value for the current period.

(c) Restated to reflect the stock split, effected in the form of a 100% stock dividend, issued in February 1997.



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